                                                                Exhibit 99.1
NORDSTROM

For release: February 23, 2009 at 1:05 p.m. PT
--------------------------------------------

    NORDSTROM REPORTS FOURTH QUARTER AND FISCAL YEAR 2008 EARNINGS

     SEATTLE, Wash. - February 23, 2009 - Nordstrom, Inc. (NYSE: JWN) today reported net earnings of $68 million, or $0.31 per diluted share, for the fourth quarter ended January 31, 2009. For the same quarter last year, Nordstrom reported net earnings of $212 million, or $0.92 per diluted share.

     Total sales in the fourth quarter were $2.30 billion, a decrease of 8.5 percent compared with sales of $2.51 billion during the same period in fiscal 2007. Fourth quarter same-store sales decreased 12.5 percent compared with the same period in fiscal 2007.

FOURTH QUARTER SUMMARY

     Although the retail operating environment was difficult, Nordstrom continued to align the key drivers of its business to the current economic realities. The company made good progress adjusting inventory levels to current sales trends, reducing expenses without compromising its commitment to the customer and lowering capital expenditures. Fourth quarter sales were slightly better than original expectations and earnings per share were in-line with consensus expectations of $0.30.

     -Results in full-line stores continued to be challenging, as same-store sales decreased 15.8 percent.

     -Nordstrom Rack was one of the top performers amongst its off-price competitors with a same-store sales decrease of 1.5 percent.

     -Sales for Nordstrom Direct continued to be strong, increasing 9.7 percent.

     -Gross profit, as a percentage of sales, decreased 561 basis points compared with last year's fourth quarter, due to significantly higher levels of markdowns. Nordstrom's merchant and store teams responded well to the intense competitive environment, preserving the company's market share. Year-end inventory per square foot was down 12 percent from the prior year, which is in-line with the fourth quarter same-store sales decrease of 12.5 percent.

     -Selling, general and administrative expenses decreased $25 million, excluding additional expenses of $58 million from higher reserves for bad debt and new stores. The company opened 8 new full-line stores and 6 new Nordstrom Rack stores since the fourth quarter of 2007, increasing retail square footage by 1.4 million or 6.7 percent.

FULL YEAR RESULTS

     For the fiscal year ended January 31, 2009, net earnings were $401 million compared with net earnings of $715 million last year. Earnings per diluted share for the same periods were $1.83 and $2.88, respectively. Fiscal 2007 full year results include a gain of $20.9 million, net of tax, or $0.09 per diluted share, for the sale of the Faconnable business during the third quarter of 2007.

     Total sales for the year decreased 6.3 percent to $8.3 billion compared with prior year sales of $8.8 billion. Full year same-store sales decreased
9.0 percent.

EXPANSION UPDATE

     In 2009, Nordstrom plans to open three new full-line stores and relocate one full-line store:
        -On March 6, a relocated full-line store at Fashion Place in Murray,
         Utah that replaces a store built in 1981
        -On March 27, a new store at the Cherry Hill Mall in Cherry Hill, New
         Jersey
        -On April 17, the company's third Boston-area store at the Northshore
         Mall in Peabody, Massachusetts
        -On September 25, a new store at Kenwood Towne Centre in
         Cincinnati, Ohio

     In spring 2009, Nordstrom plans to open five new Nordstrom Rack stores:
        -Park Lane in Dallas, Texas
        -Bergen Town Center in Paramus, New Jersey
        -The Commons at Southtowne in Sandy, Utah
        -Orland Park Place in Orland Park, Illinois
        -Ravenswood 101 in East Palo Alto, California

     In fall 2009, Nordstrom plans to open five new Nordstrom Rack stores:
        -Beverly Connection in Los Angeles, California
        -Shops of Southlake in Southlake, Texas
        -Millenia Crossing in Orlando, Florida
        -Hastings Village in Pasadena, California
        -Rookwood Pavilion in Cincinnati, Ohio

FISCAL YEAR 2009 OUTLOOK

     Nordstrom is planning for 2009 based on the trends the company experienced in the second-half of 2008. The company will continue to align the key drivers of its business (inventory, expenses, working capital and capital expenditures) to mitigate operating margin pressure, enhance free cash flow and maintain a healthy balance sheet. For the 2009 fiscal year, Nordstrom expects same-store sales to decrease 10 to 15 percent, which yields earnings per share in the range of $1.10 to $1.40 for the full year.

Outlined in the table below are the company's expectations for fiscal year
2009:

Same-store Sales                               10% to 15% decrease
Gross Profit (%)                               150 to 250 basis point decrease
Selling, General and Admin. Expense ($)        $100 to $175 million decrease
Selling, General and Admin. Expense (%)        40 to 70 basis point increase
Finance Charges and Other, net                 $55 to $60 million increase
Interest Expense, net                          $20 to $25 million increase
Effective Tax Rate                             39.4% to 39.7%
Earnings per Diluted Share                     $1.10 to $1.40
Diluted Shares Outstanding                     219 million

     It has always been Nordstrom's practice to clearly and openly communicate with its shareholders and other constituencies. In this spirit, the company will continue to provide its expectations for annual results, which it will update with each quarterly earnings release. As the economy has weakened and become more unpredictable, it has become difficult to accurately predict near-term results. Given the uncertainty surrounding the economic environment, Nordstrom does not feel it is appropriate to continue providing quarterly EPS estimates. Nordstrom believes that providing its annual expectations in line-item detail, combined with the continued release of monthly sales, will allow interested parties to effectively monitor and assess the company's performance. The company expects same-store sales in the first half of 2009 to be 300 to 400 basis points below the outlook for the fiscal year.

CONFERENCE CALL INFORMATION
The company's senior management will host a conference call to discuss fourth quarter results at 5:00 p.m. Eastern Time today. To listen, please dial 800-

779-8419 or 312-470-7356 (passcode: NORD). A telephone replay will be available beginning approximately one hour after the conclusion of the call by dialing 800-366-0275 or 203-369-3260 until the close of business on March 2, 2009. Interested parties may also listen to the live call over the Internet by visiting the Investor Relations section of the company's corporate Web site at http://investor.nordstrom.com. An archived webcast will be available in the Webcasts section through May 24, 2009.

ABOUT NORDSTROM
Nordstrom, Inc. is one of the nation's leading fashion specialty retailers, with 169 stores located in 28 states. Founded in 1901 as a shoe store in Seattle, today Nordstrom operates 109 full-line stores, 56 Nordstrom Racks, two Jeffrey boutiques, and two clearance stores. Nordstrom also serves customers through its online presence at http://www.nordstrom.com and through its catalogs. Nordstrom, Inc. is publicly traded on the NYSE under the symbol JWN.

Certain statements in this news release contain "forward-looking" information (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties, including, but not limited to, anticipated financial results for the fiscal year ending January 30, 2010 and its first half, anticipated annual same-store sales rate, anticipated store openings and trends in company operations. Such statements are based upon current beliefs and expectations of the company's management and are subject to significant risks and uncertainties. Actual future results and trends may differ materially from historical results or current expectations depending upon factors including, but not limited to the impact of deteriorating economic and market conditions and the resultant impact on consumer spending patterns, the company's ability to respond to the business environment and fashion trends, the competitive pricing environment within the retail sector, effective inventory management, the effectiveness of planned advertising, marketing, and promotional campaigns, successful execution of the company's store growth strategy including the timely completion of construction associated with newly planned stores, relocations, and remodels, all of which may be impacted by the financial health of third parties, the company's compliance with applicable banking and related laws and regulations impacting the company's ability to extend credit to its customers, the company's compliance with information security and privacy laws and regulations, employment laws and regulations and other laws and regulations applicable to the company, successful execution of the company's multi-channel strategy, the company's ability to safeguard its brand and reputation, efficient and proper allocation of the company's capital resources, successful execution of the company's technology strategy, trends in personal bankruptcies and bad debt write-offs, availability and cost of credit, changes in interest rates, the company's ability to maintain its relationships with company employees and to effectively train and develop its future leaders, the company's ability to control costs, risks related to fluctuations in world currencies, weather conditions and hazards of nature that affect consumer traffic and consumers' purchasing patterns, and the timing and amounts of share repurchases by the company. Our SEC reports, including our Form 10-K for the fiscal year ended February 2, 2008, our Form 10-Q for the fiscal quarter ended November 1, 2008, and our Form 10-K for the fiscal year ended January 31, 2009, to be filed with the SEC on or about March 20, 2009, contain other information on these and other factors that could affect our financial results and cause actual results to differ materially from any forward-looking information we may provide. The company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.

Investor Contact:                         Media Contact:
Chris Holloway                            Brooke White
Nordstrom, Inc.                           Nordstrom, Inc.
(206) 303-3290                            (206) 373-3030

                                        NORDSTROM, INC.
                         CONSOLIDATED STATEMENTS OF EARNINGS - 4th Quarter
                               (unaudited; amounts in millions,
                             except per share data and percentages)

                                      Quarter    % of sales(1)        Quarter     % of sales(1)
                                       ended      (except as           ended       (except as
                                      1/31/09      indicated)          2/2/08       indicated)
                                     ----------     ----------        ----------     ---------
Net sales                           $  2,301          100.0%          $  2,514         100.0%
Cost of sales and related buying
     & occupancy costs                (1,565)         (68.0%)           (1,569)        (62.4%)
                                     ----------                       ----------
Gross profit                             736           32.0%               945          37.6%
Selling, general and administrative
     expenses                           (670)         (29.1%)             (637)        (25.4%)
Finance charges and other, net            90            3.9%                76           3.0%
                                     ----------                       ----------
Earnings before interest and income
     taxes                               156            6.8%               384          15.3%
Interest expense, net                    (33)          (1.5%)              (30)         (1.2%)
                                     ----------                       ----------
Earnings before income taxes             123            5.3%               354          14.1%
Income tax expense                       (55)         (44.5%)(2)          (142)        (40.2%)(2)
                                     ----------                       ----------
Net earnings                        $     68            3.0%          $    212           8.4%
                                     ==========                       ==========


Earnings per share
     Basic                          $   0.32                          $   0.93
     Diluted                        $   0.31                          $   0.92

ADDITIONAL DATA
Weighted average shares outstanding
     Basic                             215.6                             228.5
     Diluted                           216.8                             231.6




(1) Subtotals and totals may not foot due to rounding.
(2) Percent of earnings before income taxes.

                                        NORDSTROM, INC.
                         CONSOLIDATED STATEMENTS OF EARNINGS - Fiscal Year
                               (unaudited; amounts in millions,
                             except per share data and percentages)

                                       Year      % of sales(1)          Year      % of sales(1)
                                       ended       (except as          ended        (except as
                                      1/31/09      indicated)          2/2/08       indicated)
                                     ----------     ----------        ----------     ---------
Net sales                           $  8,272          100.0%          $  8,828         100.0%
Cost of sales and related buying
     & occupancy costs                (5,417)         (65.5%)           (5,526)        (62.6%)
                                     ----------                       ----------
Gross profit                           2,855           34.5%             3,302          37.4%
Selling, general and administrative
     expenses                         (2,386)         (28.8%)           (2,360)        (26.7%)
Finance charges and other, net           310            3.8%               271           3.1%
Gain on sale of Faconnable                 -              -                 34           0.4%
                                     ----------                       ----------
Earnings before interest and income
     taxes                               779            9.4%             1,247          14.1%
Interest expense, net                   (131)          (1.6%)              (74)         (0.8%)
                                     ----------                       ----------
Earnings before income taxes             648            7.8%             1,173          13.3%
Income tax expense                      (247)         (38.1%)(2)          (458)        (39.0%)(2)
                                     ----------                       ----------
Net earnings                        $    401            4.8%          $    715           8.1%
                                     ==========                       ==========


Earnings per share
     Basic                          $   1.85                          $   2.92
     Diluted                        $   1.83                          $   2.88

ADDITIONAL DATA
Weighted average shares outstanding
     Basic                             216.6                             244.8
     Diluted                           219.2                             248.8




(1) Subtotals and totals may not foot due to rounding.
(2) Percent of earnings before income taxes.

                                           NORDSTROM, INC.
                                     CONSOLIDATED BALANCE SHEETS
                       ------------------------------------------------------
                                   (unaudited;  amounts in millions)

                                                     1/31/09                            2/2/08
                                                   ----------                        ----------

Assets
Current assets:
     Cash and cash equivalents                    $     72                          $    358
     Accounts receivable, net                        1,942                             1,788
     Merchandise inventories                           900                               956
     Current deferred tax assets, net                  210                               181
     Prepaid expenses and other                         93                                78
                                                   ----------                        ----------
Total current assets                                 3,217                             3,361
Land, buildings and equipment, net                   2,221                             1,983
Goodwill                                                53                                53
Other assets                                           170                               203
                                                   ----------                        ----------
Total assets                                      $  5,661                          $  5,600
                                                  ===========                        ===========


Liabilities and Shareholders' Equity
Current liabilities:
     Commercial paper                             $    275                          $      -
     Accounts payable                                  563                               556
     Accrued salaries, wages and related benefits      214                               268
     Other current liabilities                         525                               550
     Current portion of long-term debt                  24                               261
                                                   ----------                        ----------
Total current liabilities                            1,601                             1,635
Long-term debt, net                                  2,214                             2,236
Deferred property incentives, net                      435                               369
Other liabilities                                      201                               245

Commitments and contingent liabilities

Shareholders' equity:
     Common stock, no par value: 1,000 shares
       authorized; 215.4 and 220.9 shares
       issued and outstanding                          997                               936
     Retained earnings                                 223                               201
     Accumulated other comprehensive loss              (10)                              (22)
                                                   ----------                        ----------
Total shareholders' equity                           1,210                             1,115
                                                   ----------                        ----------
Total liabilities and shareholders' equity        $  5,661                          $  5,600
                                                  ===========                        ===========


                                         NORDSTROM, INC.
                             CONSOLIDATED STATEMENTS OF CASH FLOWS
                    ------------------------------------------------------
                                (unaudited;  amounts in millions)

                                                              Year                   Year
                                                              ended                  ended
                                                             1/31/09                2/2/08
                                                            -----------           -----------
Operating Activities
Net earnings                                               $    401              $    715
Adjustments to reconcile net earnings to net
 cash provided by operating activities:
     Depreciation and amortization of buildings
       and equipment                                            302                   269
     Gain on sale of Faconnable                                   -                   (34)
     Amortization of deferred property incentives
       and other, net                                           (21)                  (36)
     Stock-based compensation expense                            28                    26
     Deferred income taxes, net                                 (36)                  (42)
     Tax benefit from stock-based payments                        3                    28
     Excess tax benefit from stock-based payments                (4)                  (26)
     Provision for bad debt expense                             173                   107
     Change in operating assets and liabilities:
          Accounts receivable                                   (93)               (1,083)
          Investment in asset backed securities                  -                    420
          Merchandise inventories                                53                    -
          Prepaid expenses                                        9                    (9)
          Other assets                                           29                   (27)
          Accounts payable                                       16                   (19)
          Accrued salaries, wages and related benefits          (54)                  (64)
          Other current liabilities                              28                    36
          Income taxes                                          (76)                   (6)
          Deferred property incentives                          119                    58
          Other liabilities                                     (29)                   (1)
                                                             -----------           -----------
Net cash provided by operating activities                       848                   312
                                                             -----------           -----------

Investing Activities
Capital expenditures                                           (563)                 (501)
Change in accounts receivable originated at third
 parties                                                       (232)                 (151)
Proceeds from sale of Faconnable                                  -                   216
Proceeds from sale of assets                                      2                    12
Other, net                                                        1                     3
                                                             -----------           -----------
Net cash used in investing activities                          (792)                 (421)
                                                             -----------           -----------

Financing Activities
Proceeds from commercial paper                                  275                     -
Proceeds from long-term borrowings, net                         150                 2,510
Principal payments on long-term borrowings                     (410)                 (680)
Increase in cash book overdrafts                                 20                     5
Proceeds from exercise of stock options                          13                    34
Proceeds from employee stock purchase plan                       17                    17
Excess tax benefit from stock-based payments                      4                    26
Cash dividends paid                                            (138)                 (134)
Repurchase of common stock                                     (264)               (1,702)
Other, net                                                       (9)                  (12)
                                                             -----------           -----------
Net cash (used in) provided by financing activities            (342)                   64
                                                             -----------           -----------
Net decrease in cash and cash equivalents                      (286)                  (45)
Cash and cash equivalents at beginning of year                  358                   403
                                                             -----------           -----------
Cash and cash equivalents at end of year                   $     72              $    358
                                                             ===========           ===========